Exhibit 23.4



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ClearOne Communications, Inc. on Form S-3/A of our report dated March 1, 2002, appearing in the Current Report on Form 8-K/A of ClearOne Communications, Inc., filed with the Securities and Exchange Commission on August 14, 2002, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
November 1, 2002